Exhibit (21)

                         SUBSIDIARIES OF THE REGISTRANT

                     LIQUI-BOX CORPORATION AND SUBSIDIARIES
              FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 30, 2000

                                                                               Percentage of
                                                                             Voting Securities
                                                   Jurisdiction of                Owned by
         Subsidiaries                               Incorporation              the Registrant
---------------------------------               ----------------------      ------------------
Commander Systems, Inc.                               Ohio                          100%

Liqui-Box Packaging, Inc..                            Ohio                          100%

Liqui-Box India Ltd.                                  India                         100%

LB Communications, Inc.                               Ohio                          100%

LB Development Corp.                                  Ohio                          100%

LB Investments, Inc.                                  Delaware                      100%

LB Europe Limited                                     England                       100%

Inpaco Corporation                                    Ohio                          100%

Liqui-Box International, Inc.                         Ohio                          100%

Liqui-Box International, Corp.                        Barbados                      100%

Liqui-Box of Canada, Ltd.                             Canada                        100%

Liqui-Box Asia Ltd.                                   Hong Kong                     100%


                                       22